UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2024

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8201 E. 34th Cir N, Suite 1307, Wichita, Kansas	67226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (620) 325-6363

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Interim Chief Financial Officer and Interim Principal Accounting Officer

On November 14, 2024, AgEagle Aerial Systems, Inc. (the “Company”) appointed Ms. Adrienne Anderson, age 46, to the positions of Interim Chief Financial Officer and Interim Principal Accounting Officer of the Company, effective immediately, to replace Mark DiSiena who’s resignation from his position as Chief Financial Officer was effective November 15, 2024.

Since June 2023, Ms. Anderson has been the principal and founder of Anderson Accounting and Consulting, LLC, a consulting firm that focuses on assisting public companies with financial reporting, SEC filings, technical accounting matters, complex debt and equity transactions, and preparing for PCAOB financial statement audits. Ms. Anderson has also served as Chief Financial Officer of 374Water Inc. (Nasdaq: SCWO) since January 2024. From 2019 to 2023, Ms. Anderson was an audit partner at a certified public accounting firm based in West Palm Beach, Florida. Prior to that, from October 2014 to December 2018, she was with WithumSmith + Brown and was promoted to partner in 2017. Ms. Anderson also served as the Audit Committee Chair of a Nasdaq listed company headquartered in Minneapolis, Minnesota and provider of performance marketing and advanced technology-enabled fan engagement and conversion solutions in the US sports betting and iGaming industries.

Ms. Anderson earned a Bachelor of Science in Accounting from Eastern Illinois University and is a certified public accountant licensed in the states of Florida and Illinois.

On November 14, 2024, the Company entered into a consulting agreement (the “Consulting Agreement”) with Ms. Anderson on behalf of Anderson Accounting and Consulting, LLC. Pursuant to the Consulting Agreement, Ms. Anderson is entitled to receive compensation of $400.00 per hour with a minimum of five hours per week. In addition, Ms. Anderson is entitled to a grant of 25,000 restricted stock units that shall vest on 5,000 on the date the third quarter Form 10-Q is filed, 5,000 on the date the Form 10-K for the year ending December 31, 2024 is filed and 15,000 on the date the Company hires a new Chief Financial Officer. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There is no family relationship between Ms. Anderson and any other executive officer or director of the Company. There are no transactions in which Ms. Anderson has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Anderson and any other persons pursuant to which she was selected as Interim Chief Financial Officer.

Appointment of Chief Operating Officer

On November 14, 2024, the Company appointed Brent Pope, age 54, to the position of Chief Operating Officer, effective immediately.

Mr. Pope was previously Executive Vice President of Operations for the Company since January 2024. Brent has nearly 30 years of international manufacturing, sales and engineering leadership experience in the automotive, defense and transportation sectors for private equity-backed, public and privately held companies.

Prior to joining the Company, from 2013 to 2024, Mr. Pope was the Vice President and General Manager of the Rockwell American division of DexKo Global, a $4B private equity-backed manufacturer of highly engineered suspension systems and structural components for various vehicle applications. Mr. Pope’s defense industry experience includes sales leadership and engineering roles with General Dynamics’ AxleTech division, Ebasco and the Jacobs Group. He gained international experience leading Tokyo-based Sanden International’s global heavy truck business and in startup/high-growth environments at Clean Energy’s former natural gas-fueled vehicle division, BAF.

Brent holds a bachelor’s degree in Mechanical Engineering from General Motors Institute and an MBA from Southern Methodist University.

There is no family relationship between Mr. Pope and any other executive officer or director of the Company. There are no transactions in which Mr. Pope has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Pope and any other persons pursuant to which she was selected as Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Consulting Agreement, dated November 14, 2024, by and between the Company and Adrienne Anderson.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2024	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ William Irby
	Name:	William Irby
	Title:	Chief Executive Officer